As filed with the Securities and Exchange Commission on August 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROPHASE LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	23-2577138
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

621 N. Shady Retreat Road

Doylestown, Pennsylvania 18901

(215) 345-0919
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert V. Cuddihy, Jr.

Chief Financial Officer and Chief Operating Officer

621 N. Shady Retreat Road

Doylestown, Pennsylvania 18901

(215) 345-0919

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Herbert Kozlov, Esq.
Aron Izower, Esq.
Reed Smith LLP
599 Lexington Avenue
New York, New York 10022

Telephone: (212) 521-5400

Facsimile: (212) 521-5450

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0005	3,200,000	$1.48	(2)	$4,736,000	$550.32

1.	This registration statement also relates to an indeterminate number of shares of the registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

2.	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the registrant’s common stock on August 3, 2015, as reported on the NASDAQ Global Market. It is not known how many shares will be sold under this registration statement or at what price or prices such shares will be sold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with Securities and Exchange Commission. The selling stockholder may not sell any of the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where offers or sales are not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 5, 2015

PROSPECTUS

PROPHASE LABS, INC.

3,200,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 3,200,000 shares of our common stock, par value $0.0005 per share (“Common Stock”), by the selling shareholder, Dutchess Opportunity Fund II, LP, or “Dutchess”, which Dutchess has agreed to purchase pursuant to the investment agreement dated July 30, 2015, between Dutchess and us. Subject to the terms and conditions of such investment agreement, which we refer to in this prospectus as the “Investment Agreement”, we have the right to put up to 3,200,000 shares of our Common Stock to Dutchess. This arrangement is sometimes referred to as an “Equity Line”. For more information on the selling shareholder, please see the section of this prospectus entitled “Selling Shareholder” beginning on page9.

We will not receive any proceeds from the resale of these shares of Common Stock offered by Dutchess. We will, however, receive proceeds from the sale of shares to Dutchess pursuant to the Equity Line. When we put an amount of shares to Dutchess, the per share purchase price that Dutchess will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Dutchess will pay us a per share purchase price equal to ninety-five percent (95%) of the volume weighted average price, or VWAP, of our Common Stock during the one trading day period immediately following our put notice.

Dutchess may sell the shares of our Common Stock from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. Dutchess is an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our Common Stock under the Equity Line. For more information, please see the section of this prospectus entitled “Plan of Distribution” on page 9.

Our Common Stock is listed on the NASDAQ Global Market under the symbol “PRPH.” On August 3, 2015, the last reported sales price of our Common Stock was $1.46. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our Common Stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Stock held by non-affiliates in any 12-month period so long as the aggregate market value of our Common Stock held by non-affiliates remains below $75,000,000. As of August 3, 2015, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $18,146,212, which was calculated based on 12,428,912 shares of outstanding Common Stock held by non-affiliates as of such date at a price per share of $1.46, the last reported sales price of our Common Stock on August 3, 2015. We have sold $607,000, or 500,000 shares, of our Common Stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. Under this registration statement, the selling shareholder may sell up to a total of 3,200,000 shares of our Common Stock described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

The terms “we,” “us,” “our,” and the “Company” refer only ProPhase Labs, Inc. and its subsidiaries, unless the context suggests otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. We urge you to read this entire prospectus carefully and any accompanying documents incorporated by reference before making an investment decision. You should also refer to the risks of investing discussed under “Risk Factors” beginning on page 6.

About ProPhase Labs, Inc.

We are a manufacturer, marketer and distributor of a diversified range of homeopathic and health products that are offered to the general public. We are also engaged in the research and development of potential over-the-counter (“OTC”) drug, natural base health products along with supplements, personal care and cosmeceutical products.

Our primary business is the manufacture, distribution, marketing and sale of OTC health care and cold remedy products to consumers through national chain, regional, specialty and local retail stores. Our flagship brand is Cold-EEZE® and our principal product is Cold-EEZE® Cold Remedy zinc gluconate lozenges, proven in clinical studies to reduce the duration and severity of symptoms of the common cold. In addition to Cold-EEZE® Cold Remedy lozenges, we market and distribute non-lozenge forms of our proprietary zinc gluconate formulation, (i) Cold-EEZE® Cold Remedy QuickMelts® and (ii) Cold-EEZE® Cold Remedy Oral Spray. In Fiscal 2014, we expanded our Cold-EEZE® Cold Remedy QuickMelts® product line and began shipments to retailers in July 2014, Cold-EEZE® Cold Remedy Plus Multi-Symptom QuickMelts® for cold and flu. Each of our Cold-EEZE® Cold Remedy QuickMelts® products are based on our proprietary zinc gluconate formulation in combination with certain natural (i) immune system support, (ii) energy, (iii) sleep and relaxation, and/or (iv) cold and flu symptom relieving active ingredients. We expect to ship in the third quarter of Fiscal 2015 three new Cold-EEZE® product line extensions: (i) a Cold-EEZE® Multi-Symptom Relief for Cold and Flu lozenge, (ii) a Cold-EEZE® Daytime and Nighttime Multi-Symptom Relief in liquid forms for each of adults and children, and (iii) Cold-EEZE® Natural Allergy Relief caplets for indoor and outdoor allergies.

Cold-EEZE® Cold Remedy is an established product in the health care and cold remedy market. Our revenues come principally from our OTC cold remedy products.

Cold-EEZE® Cold Remedy is one of our most popular OTC cold remedy products and its benefits are derived from its proprietary zinc gluconate formulation. Cold-EEZE® Cold Remedy lozenges effectiveness has been substantiated in two double-blind clinical studies proving that Cold-EEZE® Cold Remedy lozenges reduce the duration of the common cold by 42%. We acquired worldwide manufacturing and distribution rights to our lozenge formulation in 1992 and commenced national marketing in 1996. In addition to our lozenge product, the Cold-EEZE® Cold Remedy proprietary zinc gluconate formulation is available in two additional cold remedy delivery forms, (i) a fast dissolving QuickMelt and (ii) an Oral Spray. The demand for our OTC cold remedy products is seasonal, where the third and fourth quarters of each year generally have the largest sales volume.

Our business operations are concentrated on the development, manufacturing, marketing and distribution of our proprietary Cold-EEZE® Cold Remedy lozenge products and on the development of various product extensions. Our product line of OTC cold remedy products are reviewed regularly to identify new consumer opportunities and/or trends in flavor, convenience, packaging and delivery systems or forms to help improve market share for our products. Additionally, we are active in exploring new product technologies, applications, product line extensions and other new product opportunities consistent with our Company and brand image, and our standard of proven consumer benefit and efficacy.

We were initially a corporation organized in Nevada in July 1989. Effective June 18, 2015, we changed our state of incorporation from the State of Nevada to the State of Delaware. Our principal executive offices are located at 621 N. Shady Retreat Road, Doylestown, Pennsylvania 18901. Our telephone number is (215) 345-0919 and our website address is http://www.ProPhaseLabs.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

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The Offering

The selling shareholder named in this prospectus may offer and sell up to 3,200,000 shares of our Common Stock. All of the shares in this offering, when and if sold, will be sold by the selling shareholder. Such selling shareholder may sell its shares of our Common Stock from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any of the proceeds from the disposition of these shares by the selling shareholder although we will receive proceeds from the sale of such shares to the selling shareholder pursuant to the Equity Line.

Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling shareholder, we are referring to the shares issuable to the selling shareholder pursuant to the Investment Agreement we entered into with the selling shareholder on July 30, 2015, and when we refer to the selling shareholder in this prospectus, we are referring to the purchaser under the Investment Agreement.

EQUITY LINE WITH DUTCHESS

This prospectus relates to the resale of up to 3,200,000 shares of our Common Stock by Dutchess Opportunity Fund II, LP, or “Dutchess.” On July 30, 2015, we entered into an Investment Agreement and a Registration Rights Agreement with Dutchess that commits Dutchess to purchase up to 3,200,000 shares of our Common Stock over 36 months.

The shares of Common Stock that may be issued to Dutchess under the Investment Agreement will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, or the Securities Act. Pursuant to the Registration Rights Agreement, we have filed a registration statement, of which this prospectus is a part, covering the possible resale by Dutchess of up to 3,200,000 shares that we may issue to Dutchess under the Investment Agreement. The Investment Agreement and Registration Rights Agreement are further described below under the headings “Investment Agreement” and “Registration Rights Agreement”, respectively.

Securities offered by us	None.

Securities offered by the selling shareholder	Up to 3,200,000 shares of our Common Stock.

Offering price	To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling shareholder. However, we will receive proceeds from the Equity Line. See “Use of Proceeds.” We intend to use such proceeds for product development, marketing and working capital needs and for other general corporate purposes.

Risk factors	An investment in our Common Stock is speculative and involves substantial risks. You should read the “Risk Factors” section included in this prospectus and other risk factors incorporated herein by reference for a discussion of certain factors to consider carefully before deciding to invest in shares of our Common Stock.

Plan of distribution	The shares of Common Stock covered by this prospectus may be sold by the selling shareholder in the manner described under “Plan of Distribution.”

NASDAQ Global Market symbol	“PRPH”

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Investment Agreement

Pursuant to the Investment Agreement, Dutchess committed to purchase, subject to certain restrictions and conditions, up to 3,200,000 shares of our Common Stock, over a period of 36 months from the effectiveness of the registration statement of which this prospectus forms a part. We may draw funds from the Equity Line facility by selling shares of Common Stock to Dutchess from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The purchase price of the shares will be set at ninety-five percent (95%) of the volume weighted average price (VWAP) of our Common Stock during the one trading day immediately following our put notice. We refer to such one trading day period as the “Pricing Period”.

If and to the extent we issue Common Stock to Dutchess at a lower price per share, Dutchess will receive a higher number of shares, which equates to greater dilution of existing shareholders. The effect of this dilution may, in turn, cause the price of our Common Stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Dutchess, and because our existing shareholders may disagree with our decision to sell shares to Dutchess at a time when our stock price is low, and may in response decide to sell additional shares of Common Stock, further decreasing our stock price.

The maximum amount that we are entitled to put to Dutchess in any one draw down notice shall not exceed 500,000 shares. There are put restrictions applied on days between the draw down notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another draw down notice.

The Company has the right to specify a suspension price for a given put. In the event the Common Stock price falls below the specified suspension price, the put will be temporarily suspended. The put will resume at the time that the Common Stock is above the suspension price, provided the dates for the Pricing Period for that particular put are still valid.

In the event Dutchess receives more than a five percent (5%) return on the net sales for a specific put (“excess proceeds”), Dutchess will remit the excess proceeds to the Company; however, in the event Dutchess receives less than a five percent (5%) return on the net sales for a specific put (“deficit proceeds”), Dutchess will have the right to deduct from the proceeds of the put amount on the applicable closing date that amount of funds in order for Dutchess’ return to equal five percent (5%).

Certain conditions must be satisfied before we are entitled to put shares to Dutchess, including, among others, the following:

●	there must be an effective registration statement under the Securities Act to cover the resale of the shares by Dutchess;

●	our Common Stock must continue to be quoted on the NASDAQ Stock Market;

●	we must have complied with our obligations and not otherwise be in default under the Investment Agreement and Registration Rights Agreement;

●	no injunction or other governmental action shall remain in force which prohibits the issuance of shares to Dutchess pursuant to the Equity Line;

●	the issuance of shares to Dutchess pursuant to the Equity Line must not violate any shareholder approval requirements of the NASDAQ Stock Market;

●	trading of shares of our Common Stock shall not have been suspended by the NASDAQ Stock Market or the SEC;

●	the issuance of shares to Dutchess pursuant to the Equity Line must be approved by our board of directors;

●	our representations and warranties to Dutchess must be true and correct in all material respects; and

●

the registration statement and any amendments or supplements to the registration statement may not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements in those documents not misleading or which would require public disclosure or an updated supplement to the prospectus.

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There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the Investment Agreement or that we will be able to draw down any portion of the amount available to us under the Equity Line.

The Investment Agreement further provides that the Company and Dutchess are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other party of any provisions of the Investment Agreement or the Registration Rights Agreement, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party’s execution, delivery, performance or enforcement of the Investment Agreement or the Registration Rights Agreement.

The Investment Agreement also contains customary representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Dutchess has also agreed pursuant to the Investment Agreement not to sell short any of our securities, either directly or indirectly through its affiliates, principals or advisors during the term of the Investment Agreement.

In connection with the preparation of the Investment Agreement and the Registration Rights Agreement, we paid Dutchess a document preparation fee in the amount of $5,000. However, we did not issue Dutchess any shares of Common Stock or other securities. In addition, if we are not DWAC (Deposit/Withdraw at Custodian) eligible at the time of a put closing, there will be a $2,000 charge on each closing date to cover costs associated with, but not limited to, deposit costs, legal review fees and wire fees. If we are DWAC eligible at the time of a put closing, there will be a $250 charge on each closing date.

Registration Rights Agreement

Pursuant to the terms of the Registration Rights Agreement, we are obligated to file one or more registration statements with the SEC to register the resale by Dutchess of shares of Common Stock issued or issuable under the Investment Agreement. We have filed with the SEC an initial registration statement of which this prospectus forms a part, in order to access the Equity Line, covering the resale of up to 3,200,000 shares of Common Stock.

The foregoing summary of the Equity Line does not purport to be complete and is qualified by reference to the Investment Agreement and the Registration Rights Agreement, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before purchasing any securities offered in this prospectus, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Form 10-K for the year ended December 31, 2014, together with the risk factors provided below and all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations, or cash flows. See also “Disclosure Regarding Forward-Looking Statements” in this prospectus.

Risk Related to This Offering

Our Equity Line with Dutchess may not be available to us if we elect to make a draw down.

Pursuant to the Equity Line, Dutchess committed to purchase, subject to certain conditions, up to 3,200,000 shares of our Common Stock over a thirty-six month period. Dutchess will not be obligated to purchase shares under the Equity Line unless certain conditions are met, which include, among others: effectiveness of the registration statement; the continued listing of our Common Stock on the NASDAQ Stock Market; our compliance with our obligations under the Investment Agreement and Registration Rights Agreement entered into with Dutchess; the absence of injunctions or other governmental actions prohibiting the issuance of Common Stock to Dutchess; the absence of violations of shareholder approval requirements with respect to such issuance of our Common Stock to Dutchess; the accuracy of representations and warranties made to Dutchess; and approval of the Equity Line transaction by our board of directors. If we are unable to access funds through the Equity Line, we may be unable to access capital on favorable terms or at all.

Any draw downs under our Equity Line with Dutchess may result in dilution to our shareholders.

If we sell shares to Dutchess under the Equity Line, it will have a dilutive effect on the holdings of our current shareholders, and may result in downward pressure on the price of our Common Stock. If we draw down amounts under the Equity Line, we will issue shares to Dutchess at a discount of 5% from the average price of our Common Stock. If we draw down amounts under the Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price.

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations and beliefs, including estimates and projections about our industry. Forward-looking statements may be identified by use of terms such as “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “believes” and similar expressions, although some forward-looking statements are expressed differently. Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from management’s current expectations. Such risks and uncertainties include those set forth herein under “Risk Factors.” The forward-looking statements in this prospectus speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to read any further disclosures we make on related subjects in our filings with the SEC, including Form 10-K, Form 10-Q and Form 8-K reports. Also note that under the caption “Risk Factors,” we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed in “Risk Factors,” including factors described as risks in our filings with the SEC, could also adversely affect us. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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USE OF PROCEEDS

We will not receive any proceeds from the resale of our Common Stock offered by the selling shareholder. The selling shareholder will receive all of the proceeds from this offering. However, we will receive proceeds from the sale of our Common Stock to the selling shareholder pursuant to the Investment Agreement. The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used for product development, marketing and working capital needs and for other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 50,000,000 shares of common stock, $.0005 par value per share, and 1,000,000 shares of preferred stock, $.0005 par value per share. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, which have been filed previously with the SEC.

As of August 3, 2015, there were 16,330,776 shares of Common Stock outstanding, and there were no preferred stock outstanding.

Common Stock

Each shareholder of our Common Stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our Common Stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The holders of our Common Stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore. Cash dividends are at the sole discretion of our board of directors. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our Common Stock. Holders of shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

Stock Options

As of August 3, 2015, there were outstanding options to purchase 1,739,500 shares of our Common Stock issued under our incentive compensation plans with a weighted average price of $1.40.

Description of Preferred Stock

The preferred stock authorized under our certificate of incorporation may be issued from time to time in one or more series. Our board of directors has the full authority permitted by law to establish, without further stockholder approval, one or more series and the number of shares constituting each such series and to fix by resolution voting powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any. Subject to the limitation on the total number of shares of preferred stock that we have authority to issue under our certificate of incorporation, the board of directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then-outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease will resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. We may amend from time to time our certificate of incorporation and bylaws to increase the number of authorized shares of preferred stock or common stock or to make other changes or additions.

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Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws do not have any provision to “opt out” of the Delaware business combination statute. Under the Delaware business combination statute, a corporation is prohibited from engaging in any business combination with an interested stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within a three-year period did own, 15% or more of the corporation’s voting stock for a three year period following the time the stockholder became an interested stockholder, unless:

●	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A “business combination” generally includes:

●	mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

●	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

●	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

The Delaware business combination statute may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our Common Stock.

Article V of our bylaws provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by law. We also have entered into indemnification agreements with our executive officers and directors and provide indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances.

Stockholder Rights Plan

On September 8, 1998, our board of directors declared a dividend distribution of Common Stock purchase rights, or the Rights, payable to the stockholders of record on September 25, 1998, thereby creating a Stockholder Rights Plan (the “Rights Agreement”). The plan was amended effective May 23, 2008, August 18, 2009, and further amended effective June 18, 2014. The Rights Agreement, as amended, provides that each Right entitles the stockholder of record to purchase from the Company that number of common shares having a combined market value equal to two times the Rights exercise price of $45. The Rights are not exercisable until the distribution date, which will be the earlier of a public announcement that a person or group of affiliated or associated persons has acquired 15% or more of the outstanding common shares, or the announcement of an intention by a similarly constituted party to make a tender or exchange offer resulting in the ownership of 15% or more of the outstanding common shares. The dividend has the effect of giving the stockholder a 50% discount on the share’s current market value for exercising such right. In the event of a cashless exercise of the Right, and the acquirer has acquired less than 50% beneficial ownership of the Company, a stockholder may exchange one Right for one share of Common Stock. The Rights Agreement, as amended, includes a provision pursuant to which our board of directors may exempt from the provisions of the Rights Agreement an offer for all outstanding shares of our Common Stock that the board determines to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms. The Rights expire on June 18, 2024.

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Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer and Trust Company, LLC.

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the selling shareholder, Dutchess, of shares of Common Stock that we may issue pursuant to the Investment Agreement we entered into with Dutchess on July 30, 2015. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreement we entered into with Dutchess on July 30, 2015. The selling shareholder may from time to time offer and sell pursuant to this prospectus any or all of the shares that it acquires under the Investment Agreement.

The following table presents information regarding Dutchess and the shares that it may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling shareholder. As used in this prospectus, the term “selling shareholder” includes Dutchess and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling shareholder may offer under this prospectus. The selling shareholder may sell some, all or none of its shares. We do not know how long the selling shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based both on 16,330,776 shares of our Common Stock actually outstanding as of August 3, 2015, plus 3,200,000, and on the assumption that all shares of Common Stock issuable under the Investment Agreement we entered into with Dutchess are outstanding as of that date.

	Shares Beneficially Owned				Number of	Shares Beneficially Owned
	Prior to the Offering				Shares Being	After the Offering
Name of Beneficial Owner	Number		Percent		Offered	Number		Percent
Dutchess Opportunity Fund II, LP(1)	3,200,000	(2)	16.4	%(2)	3,200,000	0	(3)	0	(3)

(1)	The address of Dutchess is 50 Commonwealth Avenue, Suite 2, Boston, MA 02116. Dutchess is a Delaware limited partnership. Michael Novielli and Douglas H. Leighton are the managing members of Dutchess Capital Management, II, LLC the general partner to the fund with voting and investment power over the shares.

(2)	Consists of 3,200,000 shares of Common Stock issuable under the Investment Agreement. For the purposes hereof, we assumed the issuance of the 3,200,000 shares of Common Stock issuable pursuant to the Investment Agreement.

(3)	Assumes that Dutchess sells all of the shares being offered pursuant to this prospectus.

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PLAN OF DISTRIBUTION

We are registering 3,200,000 shares of Common Stock under this prospectus on behalf of Dutchess. Except as described below, to our knowledge, the selling shareholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of Common Stock offered hereby, nor, except as described below, do we know the identity of any brokers or market makers that may participate in the sale of the shares.

The selling shareholder may decide not to sell any shares. The selling shareholder may from time to time offer some or all of the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of the shares of common stock for whom they may act as an agent. In effecting sales, broker-dealers who are engaged by the selling shareholder may arrange for other broker-dealers to participate. Dutchess is an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Dutchess has advised us that it may effect resales of our Common Stock through any one or more registered broker-dealers. Because the selling shareholder is deemed to be an underwriter, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made over the NASDAQ Stock Market, on the over-the-counter market, otherwise or in a combination of such methods of sale, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares of Common Stock may be sold according to one or more of the following methods:

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	an over-the-counter distribution in accordance with the NASDAQ rules;

●	privately negotiated transactions;

●	a combination of such methods of sale; and

●	any other method permitted pursuant to applicable law.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling shareholder may transfer the shares by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from Dutchess (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with Dutchess to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Dutchess, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to Dutchess. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the NASDAQ Stock Market, on the over-the-counter market, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing:

●	the name of any such broker-dealers;

●	the number of shares involved;

●	the price at which such shares are to be sold;

●	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

●	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

●	other facts material to the transaction.

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Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Dutchess and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling shareholder or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

We have agreed to pay the expenses of registering the shares of Common Stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees, as well as certain fees of counsel for the selling shareholder incurred in the preparation of the Equity Line and the registration statement of which this prospectus forms a part. The selling shareholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as transfer taxes and certain other expenses associated with the sale of securities.

Under the terms of the Investment Agreement and the Registration Rights Agreement, we have agreed to indemnify the selling shareholder and certain other persons against certain liabilities in connection with the offering of the shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of Common Stock is made, a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC, to reflect the disclosure of required additional information with respect to the distribution of the shares of Common Stock. We may suspend the sale of shares by the selling shareholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Reed Smith LLP, New York, New York.

EXPERTS

The consolidated balance sheets of ProPhase Labs, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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REGISTRATION RIGHTS

Pursuant to the terms of a Registration Rights Agreement entered into on July 30, 2015 with Dutchess, we are obligated to file one or more registration statements with the SEC to register the resale by Dutchess of shares of Common Stock issued or issuable under the Investment Agreement. We have filed with the SEC an initial registration statement of which this prospectus forms a part, in order to access the Equity Line, covering the resale of 3,200,000 shares of our Common Stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 27, 2015, and amended on April 30, 2015;

Our Current Report on Form 8-K dated January 14, 2015, filed with the Securities and Exchange Commission on January 15, 2015;

Our Current Report on Form 8-K dated April 15, 2015, filed with the Securities and Exchange Commission on April 17, 2015;

Our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, filed with the Securities and Exchange Commission on May 13, 2015

Our Current Report on Form 8-K dated May 21, 2015, filed with the Securities and Exchange Commission on May 27, 2015;

Our Current Report on Form 8-K dated May 29, 2015, filed with the Securities and Exchange Commission on June 1, 2015;

Our Current Report on Form 8-K dated June 16, 2015, filed with the Securities and Exchange Commission on June 19, 2015;

Our Current Report on Form 8-K dated June 30, 2015, filed with the Securities and Exchange Commission on July 6, 2015;

The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 25, 1996;

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

ProPhase Labs, Inc.

621 N. Shady Retreat Road

Doylestown, Pennsylvania 18901

Attn: Corporate Secretary

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ProPhase Labs, Inc.

3,200,000 Shares of Common Stock

PROSPECTUS

          , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Securities and Exchange Commission registration fee	$550
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Printing and engraving	1,000
Miscellaneous	2,500	*
Total	$24,050

* Estimated expenses that are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings.

Item 15. Indemnification of Directors and Officers.

Our bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), by reason of service in that capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Delaware corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

Article V, Section 1 of our Bylaws provides that the Company shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities, if the individual acted in good faith and in a manner such individual reasonably believed to be in or not opposed to the best interests of the Company. We also have entered into indemnification agreements with our executive officers and directors and provide indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The above discussion of our bylaws and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such bylaws and statute.

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Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act, as indicated in parentheses:

Exhibit
Number	Description of Document

3.1	Articles of Conversion, as filed with the Secretary of State of the State of Nevada on June 18, 2015 (incorporated by reference to Exhibit 3.1 of Form 8-K filed with the SEC on June 19, 2015)

3.2	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on June 18, 2015 (incorporated by reference to Exhibit 3.2 of Form 8-K filed with the SEC on June 19, 2015)

3.3	Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 18, 2015 (incorporated by reference to Exhibit 3.3 of Form 8-K filed with the SEC on June 19, 2015)

3.4	Bylaws, effective June 18, 2015 (incorporated by reference to Exhibit 3.4 of Form 8-K filed with the SEC on June 19, 2015)

4.1	Investment Agreement by and between the Company and Dutchess, dated as of July 30, 2015

4.2	Registration Rights Agreement by and between the Company and Dutchess, dated as of July 30, 2015

5.1	Opinion of Reed Smith LLP

23.1	Consent of EisnerAmper LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ProPhase Labs, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Doylestown, Pennsylvania, on August 5, 2015.

PROPHASE LABS, INC.

By:	/s/ Ted Karkus
Ted Karkus
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Ted Karkus and Robert V. Cuddihy, Jr., and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ted Karkus	Chairman and Chief Executive Officer
Ted Karkus	(Principal Executive Officer)	August 5, 2015

/s/ Robert V. Cuddihy, Jr.	Chief Financial Officer (Principal	August 5, 2015
Robert V. Cuddihy, Jr.	Financial and Accounting Officer)

/s/ Mark Burnett	Director	August 5, 2015
Mark Burnett

/s/ Jason Barr	Director	August 5, 2015
Jason Barr

/s/ Louis Gleckel	Director	August 5, 2015
Louis Gleckel

/s/ Mark Leventhal	Director	August 5, 2015
Mark Leventhal

/s/ James McCubbin	Director	August 5, 2015
James McCubbin

INDEX TO EXHIBITS

Number	Description
4.1	Investment Agreement by and between the Company and Dutchess, dated as of July 30, 2015

4.2	Registration Rights Agreement by and between the Company and Dutchess, dated as of July 30, 2015

5.1	Opinion of Reed Smith LLP

23.1	Consent of EisnerAmper LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)